Exhibit 4.5

[Form of Face of Global Security]

     THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY (I) DTC TO A NOMINEE OF DTC OR (II) A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

ROYAL DUTCH SHELL PLC

[Title of Security]
Payment of Principal[, Premium, if any,] and Interest

No.	CUSIP NO.

     ROYAL DUTCH SHELL PLC, a public company limited by shares existing under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                         on                                          to the person in whose name this Note is registered at the close of business 15 calendar day preceding such                                          [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from                     , 20___ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on                      and                      in each year] [annually in arrears on                      in each year], commencing                     , 20___, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].] [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal and any overdue premium shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amounts are due until they are paid or made available for payment. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal or premium which is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on overdue interest shall be payable on demand.] [The Trustee shall act as Paying Agent with respect to the Securities of this series.]

     The Issuer, the Trustee and any agent of the Issuer, or the Trustee may treat the bearer hereof as the owner of this Security for all purposes, whether or not this Security shall be overdue, and none of the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:

ROYAL DUTCH SHELL PLC,

by

Name:
Title:

by

Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:

Name:
Title:

[Form of Reverse of Global Security]

     This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [•], herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to U.S.$                    ].

     [If applicable, insert — The Securities of this series are subject to redemption at any time [if applicable, insert — on or after                     , 20___], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     , ___%, and if redeemed] during the 12-month period beginning                      of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of this Security (at an office or agency located outside the United States, except as herein provided otherwise).]

     [Insert any limitations, conditions or other provisions relating to redemption.]

     The Indenture in Section 3.12 contains provisions for the optional redemption due to changes in tax treatment [at a Redemption Price equal to the principal amount thereof].

     [If applicable, insert — The Redemption Price of the Securities shall be equal to the applicable percentage of the principal amount at Stated Maturity set forth below:

If Redemption During the	Redemption
12-Month Period Commencing	Price

together with, in each case (except if the Redemption Date shall be a                     ), an amount equal to the applicable Redemption Price multiplied by a fraction the numerator of which is the number of days from but not including the preceding                      to and including the Redemption Date multiplied by the difference between the Redemption Price applicable during the 12 months beginning on the                                          following the Redemption Date (or, in the case of a Redemption Date after                                         , 100%) and the Redemption Price applicable on the Redemption Date and the denominator of which is the total number of days from but not including the                      preceding the Redemption Date to and including the next succeeding                     . The Issuer will also pay to each eligible Holder, or make available for payment to each such Holder, on the Redemption Date any additional interest (as set forth on the face hereof) resulting from the payment of such Redemption Price.]

     [If applicable, insert — The Redemption Price of the Securities either in the event of certain changes in the tax treatment or in an event of default would include, in addition to the face amount of the Security, an amount equal to the Original Issue Discount accrued since the issue date. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at ___% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.]

     Notice of redemption will be given by mail to Holders of Securities, not less than [15] nor more than 60 days prior to the date fixed for redemption.

     [If applicable, insert — The Indenture contains provisions for the selection of securities to be redeemed, which provisions apply to this Security.]

     [If applicable, insert — In the event of redemption of this Security in part only, a new Security of this series and of like tenor for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.]

     The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer [or the Guarantor] with certain conditions set forth thereon, which provisions apply to this Security.

     [If applicable, insert — Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time after                     , to convert this Security into [Describe securities and conversion mechanics].]

     [If applicable, insert — In the event of conversion of this Security in part only, a new Security or Securities of this series and of like tenor for the unconverted portion hereof will be issued to the Holder upon the cancellation hereof.]

     [If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

     [If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

     [If applicable, insert — The Indenture contains provisions for Additional Amounts, which provisions apply to this Security.]

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series under the indenture waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal [(and premium, if any)] or [any] interest on this Security on or after the respective due dates expressed herein. [If applicable, insert — or to a suit instituted by the Holder hereof for the enforcement of the right to convert this Security in accordance with the Indenture.]

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, as provided for in the Indenture.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.